Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-91552 of Shire, plc on Form S-8 of our report, dated June 24, 2009 appearing in this Annual Report on Form 11-K of Shire Pharmaceuticals Inc. 401(k) Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
June 24, 2009